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                     AMENDMENT NO.1 TO RESIGNATION AGREEMENT


THIS AMENDMENT is made and entered into as of October 11, 1996, by and between Ride, Inc., a Washington corporation ("Ride"), and Kenneth J. Finkelstein, an individual ("Finkelstein").

                                    RECITALS

         A. Ride and Finkelstein are parties to a Resignation Agreement, dated August 2, 1996 (the "Agreement"). Ride and Finkelstein wish to reaffirm the Agreement subject to the amendment of certain terms of the Agreement as set forth in this Amendment.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth herein, the parties agree as follows:

         1. The date of "December 31, 1996" set forth in the first sentence of Paragraph 1 of the Agreement is deleted and replaced with the date of "October 11,1996." Paragraph 2(b) of the Agreement is deleted in its entirety.

         2. The second sentence of Paragraph 6 of the Agreement is deleted and replaced with the following text:

         Notwithstanding anything to the contrary in this Agreement and the Employment Agreement, Finkelstein shall be permitted to engage in the Brokered OEM Business and the Close-Out Business as the respective terms are defined in, and to the extent specified in, that certain Stock Purchase Agreement of even date, by and between Ride and Gen-X Equipment, Inc., a Washington corporation.


         IN WITNESS WHEREOF, the parties execute this Amendment as of the date first above written.

RIDE, INC.


By: /s/ Robert E. Hall                           By: /s/ Kenneth J. Finkelstein.
    --------------------------------                 ---------------------------
    Robert E. Hall, CEO and President                Kenneth J. Finkelstein


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